Project Black Olive Discussion Materials for the Special Committee of Independent Directors Bluegreen Corporation November 14, 2012

DISCLAIMER Project Black Olive

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “Materials”), are provided solely for the information of the Special Committee of Independent Directors of the Board of Directors (the “Committee”) of Bluegreen Corporation (“Bluegreen” or the “Company”) by Cassel Salpeter & Co, LLC. (“CS”) in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with CS in connection therewith.

The Materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose without CS’s express prior written consent. The Materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or CS takes any responsibility for the use of the Materials by persons other than the Committee. The Materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without CS’s express prior written consent.

The Materials necessarily are based on financial, economic, market, tax and other conditions as in effect on, and the information available to CS as of, the date of the Materials. Although subsequent developments may affect the contents of the Materials, CS has not undertaken, and is under no obligation, to update, revise or reaffirm the Materials. The Materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The Materials do not address the underlying business decision of the Committee, the Board, the Company or any other party to proceed with or effect the Transaction. The Materials do not constitute any opinion, nor do the Materials constitute a recommendation to the Committee, the Company, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the Transaction or whether to buy or sell any assets or securities of any company. CS’s only opinion will be the opinion, if any, that is actually delivered to the Committee in connection with the Transaction.

The preparation of the Materials was a complex process involving quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of these methods to the unique facts and circumstances presented and, therefore, is not readily susceptible to partial analysis or summary description. Furthermore, CS did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, the analyses contained in the Materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view.

DISCLAIMER (continued) Project Black Olive

The Materials reflect judgments and assumptions with regard to general business, economic, regulatory, market, tax and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the Materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold.

All budgets, projections, estimates, financial analyses, reports, and other information with respect to the Company or any party to the Transaction, their assets and liabilities (contingent or not) as reflected in the Materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports, and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections, and estimates contained in the Materials may or may not be achieved and differences between projected results and those actually achieved may be material. CS has relied upon representations made by management of the Company that such budgets, projections, and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and CS expresses no opinion with respect to such budgets, projections, or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Committee (including, without limitation, regarding the methodologies to be utilized), and CS does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. CS’s role in reviewing any information is limited solely to performing such a review as it shall deem necessary to support its own advice and analysis.

CS has assumed and relied upon the accuracy and completeness of the financial, and other information provided to or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, CS has relied upon representations made by management of the Company, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows, or prospects of the Company or any other participant in the Transaction since the date of the most recent financial statements provided to CS that would be material to our analyses, and that the final forms of any draft documents reviewed by CS will not differ in any material respect from such draft documents.

GLOSSARY OF TERMS Project Black Olive

CAGR Compound average growth rate CY Calendar year EBIT Earnings before interest and taxes

EBITDA Earnings before interest, taxes, depreciation and amortization EPS Earnings per share EV Enterprise value FY Fiscal year ITM In the money LFY Latest fiscal year LTM Latest twelve months MV Market value MRQ Most recent quarter SEC Securities and Exchange Commission TIC Total invested capital TTM Trailing twelve months WACC Weighted average cost of capital

Project Black Olive I EXECUTIVE SUMMARY II ANALYSIS III APPENDIX 4

MERGER OVERVIEW Project Black Olive

Bluegreen Corporation (“Bluegreen”, “BXG” or the “Company”) will merge with BXG

Florida Corporation (“Merger Sub”, an indirect wholly-owned subsidiary of BFC MERGER Financial Corporation, “BFC”) with Bluegreen to be the surviving company in the merger.

Bluegreen will become an indirect wholly-owned subsidiary of BFC.

$10.00 in cash for each share of Bluegreen common stock, par value $0.01 per share

MERGER

(“Bluegreen Common Stock”), that is issued and outstanding immediately prior to the

CONSIDERATION

Merger excluding any shares of Bluegreen Common Stock owned by BFC, Merger Sub or the Company and certain other shares specified in the Merger Agreement.

UNAFFILIATED Holders of Bluegreen Common Stock other than BFC and its affiliates.

SHAREHOLDERS

The Committee has retained Cassel Salpeter & Co., LLC to render an opinion to the Committee as to whether, as of the date of such opinion, the Merger Consideration to CS ASSIGNMENT be received by holders of Bluegreen Common Stock other than BFC and its affiliates in the Merger, pursuant to the Merger Agreement, is fair, from a financial point of view, to such holders.

Sources of information: Bluegreen management and draft agreement.

MERGER REVIEW Project Black Olive

Merger Review

($ in thousands, except per share)

	Merger Consideration
Merger Consideration per share	$ 10.00
Securities Outstanding as of September 30, 2012	
Common Stock	31,349
ITM Options & Restricted Stock Awards [1]	814
Fully diluted	32,163
Merger Consideration	$ 321,634
Plus Net Debt as of September 30, 2012 [2]	66,555
Implied Enterprise Value	$ 388,189

	Statistic [3]				Implied Merger Multiples			
		LTM Sep 30,				LTM Sep 30,		
Dec 31,	2011	2012	2012 P	2013 P	2011	2012	2012 P	2013 P
Total Revenue	$ 416,483	$ 447,208	$ 454,903	$ 481,383	0.93x	0.87x	0.85x	0.81x
Normalized EBITDA	$ 96,469	$ 106,841	$ 98,324	$ 81,274	4.0x	3.6x	3.9x	4.8x
Normalized Net Income Attributable to BXG	$ 38,135	$ 44,286	$ 38,175	$ 28,935	8.4x	7.3x	8.4x	11.1x

(1) All vested and unvested options & restricted stock awards assumed to be ITM at $10.00 with mean exercise price of $4.46.

(2) Excludes Receivable Backed Notes Payable and includes cash from assumed exercise of ITM Options.

(3) Historical statistics are from continuing operations only and contain management normalizing adjustments for pre-2008 loan loss net provisions, please see income review for details.

Sources of information: draft Merger Agreement, Bluegreen financial statements, projections and management.

Cassel Salpeter & Co. Confidential 6

Project Black Olive

BLUEGREEN FINANCIAL REVIEW

Summary Financial Data

($ in thousands, except per share)

Dec 31,	2009	2010	2011	LTM 9/30/2012	2012 P	2013 P	2014 P	2015 P	2016 P	CAGR '09-'11	CAGR '12 P-'16 P
Financial Data											
Sales of VOIs	$ 199,591	$ 193,431	$ 177,172	$ 196,560	$ 202,339	$ 208,656	$ 196,546	$ 216,194	$ 231,531	-5.8%	3.4%
Fee-Based Sales Commission Revenue	$ 20,057	$ 52,966	$ 73,673	$ 87,420	$ 91,024	$ 112,637	$ 129,533	$ 148,963	$ 171,307	91.7%	17.1%
Other Fee-Based Services Revenue	$ 57,014	$ 67,036	$ 70,985	$ 74,751	$ 74,545	$ 80,470	$ 104,059	$ 113,201	$ 119,109	11.6%	12.4%
Interest Income	$ 69,337	$ 106,463	$ 94,653	$ 87,718	$ 86,235	$ 79,620	$ 77,836	$ 76,049	$ 76,573	16.8%	-2.9%
Total Revenue	**$ 345,999**	**$ 419,896**	**$ 416,483**	**$ 447,208**	**$ 454,903**	**$ 481,383**	**$ 507,974**	**$ 554,406**	**$ 598,521**	**9.7%**	**7.1%**
Normalized EBITDA	**$ 71,202**	**$ 101,926**	**$ 96,469**	**$ 106,841**	**$ 98,324**	**$ 81,274**	**$ 82,932**	**$ 92,647**	**$ 100,488**	**16.4%**	**0.5%**
Normalized Net Income Attributable to BXG	$ 20,064	$ 56,180	$ 38,135	$ 44,286	$ 38,175	$ 28,935	$ 29,496	$ 33,935	$ 40,503	37.9%	1.5%
Receivable Backed Notes Payable ("RBNP")	$ 242,828	$ 571,931	$ 479,330	$ 438,448							
Other Interest Bearing Debt	$ 296,608	$ 252,947	$ 197,644	$ 131,223							
BXG Shareholders' Book Value per Share	$ 12.32	$ 9.07	$ 8.61	$ 9.62							
Margin Analysis											
Normalized EBITDA	20.6%	24.3%	23.2%	23.9%	21.6%	16.9%	16.3%	16.7%	16.8%		
Normalized Net Income Attributable to BXG	5.8%	13.4%	9.2%	9.9%	8.4%	6.0%	5.8%	6.1%	6.8%		
Growth Data											
Total Revenue	na	21.4%	-0.8%	7.4%	9.2%	5.8%	5.5%	9.1%	8.0%		
Normalized EBITDA	na	43.2%	-5.4%	10.8%	1.9%	-17.3%	2.0%	11.7%	8.5%		
Normalized Net Income Attributable to BXG	na	180.0%	-32.1%	16.1%	0.1%	-24.2%	1.9%	15.0%	19.4%		
Other Analysis											
Sales of VOIs as % of Revenue	57.7%	46.1%	42.5%	44.0%	44.5%	43.3%	38.7%	39.0%	38.7%		

Continuing operations only and contains management normalizing adjustments for pre-2008 loan loss net provisions, please see income review for details.

Sources of information: Bluegreen financial statements, projections and management.

Cassel Salpeter & Co. Confidential 7

BLUEGREEN TRADING HISTORY Project Black Olive

Trading History - November 15, 2010 to November 13, 2012

Closing Price & Trading Volume Relative Stock Performance

 $7.00 3,000,000 250 Volume Closing Price 30 Day VWAP

 $6.00

 2,500,000 200

 $5.00

 2,000,000

150 $4.00

 1,500,000

 $3.00

100

 1,000,000 $2.00

50 500,000 $1.00

Bluegreen Corp. 99.7% Russell 3000 Index 14.3% Selected Companies 24.1% S&P 500 Index 14.8% $- - 0 Nov-10 Jan-11 Mar-11 May-11 Jul-11 Sep-11 Nov-11 Jan-12 Mar-12 May-12 Jul-12 Sep-12 Nov-10 Jan-11 Mar-11 May-11 Jul-11 Sep-11 Nov-11 Jan-12 Mar-12 May-12 Jul-12 Sep-12

Trading Price and Volume Statistics

Trading Days

5 30 90 Since 2 Years

7-Nov-12 1-Oct-12 6-Jul-12 11-Nov-11

High $ 5.87 $ 6.39 $ 6.39 $ 6.39 $ 6.39 Mean $ 5.83 $ 6.10 $ 5.85 $ 4.61 $ 3.87 Median $ 5.82 $ 6.17 $ 5.86 $ 4.98 $ 3.56 Low $ 5.80 $ 5.60 $ 4.66 $ 2.04 $ 1.97

Start $ 5.82 $ 6.32 $ 5.47 $ 2.04 $ 2.94

End $ 5.87

Volume Weighted Mean $ 5.83 $ 5.95 $ 5.73 $ 4.45 $ 3.89

Volume Mean 29,040 27,701 34,256 77,144 68,157 Volume Median 14,470 18,115 27,010 42,560 41,270

Selected Companies equals market capitalization weighted index of HOT, WYN, VAC, IILG.

Sources of information: Capital IQ.

IMPLIED PREMIUMS REVIEW Project Black Olive

Implied Premiums to Historical Stock Trading Prices

Merger Consideration per Share $ 10.00

Volume Weighted Mean Closing Price Mean Price during Period Price during Period

$ Premium $ Premium $ Premium

Prior Day (November 13, 2012) $ 5.87 70.4%

One Week Prior (November 07, 2012) $ 5.82 71.8% $ 5.83 71.5% $ 5.83 71.7% One Month Prior (October 14, 2012) $ 6.30 58.7% $ 5.97 67.5% $ 5.85 71.0% Six Month Prior (May 14, 2012) $ 5.25 90.5% $ 5.62 77.9% $ 5.23 91.4%

Sources of information: draft Merger Agreement and Capital IQ.

Project Black Olive

BLUEGREEN OWNERSHIP REVIEW

Ownership Review

(Shares in thousands)

Holder	Shares	%	Position Date
Woodbridge Holdings, LLC	16,923	53.6%	1-Mar-12
Unaffiliated Shareholders:			
Dimensional Fund Advisors LP	2,704	8.6%	30-Jun-12
BlackRock, Inc.	499	1.6%	30-Jun-12
The Vanguard Group, Inc.	312	1.0%	30-Jun-12
Whitebox Advisors, LLC	305	1.0%	30-Jun-12
Renaissance Technologies Corp.	274	0.9%	30-Jun-12
RBF Capital LLC	260	0.8%	30-Jun-12
Northern Trust Global Investments	220	0.7%	30-Jun-12
State Street Global Advisors, Inc.	170	0.5%	30-Jun-12
Goldman Sachs Group	137	0.4%	30-Jun-12
California Public Employees' Retirement System	109	0.3%	30-Jun-12
Wells Fargo & Company	104	0.3%	30-Jun-12
Putnam LLC	80	0.3%	30-Jun-12
Technical Financial Services LLC	73	0.2%	30-Jun-12
Highmark Capital Management, Inc.	69	0.2%	30-Jun-12
Bridgeway Capital Management , Inc.	68	0.2%	30-Jun-12
Geode Capital Management, LLC	65	0.2%	30-Jun-12
RBC Global Asset Management Inc.	54	0.2%	30-Jun-12
The Bank of New York Mellon Corp	46	0.1%	30-Sep-12
Barclays PLC	44	0.1%	30-Jun-12
State Teachers Retirement System of Ohio	43	0.1%	30-Sep-12
Others	8,994	28.5%	
Total Unaffiliated Shareholders	14,631	46.4%	
	31,554	100.0%	

Total shares includes 31,349 shares and 205 restricted stock awards.

Sources of information: Capital IQ.

Cassel Salpeter & Co. Confidential 10

FINANCIAL ANALYSIS SUMMARY

Project Black Olive

($ and shares in thousands, except per share)

	Selected Statistics	Implied Reference Range: Discounted Cash Flow	Implied Reference Range: Selected Companies	Implied Reference Range: Selected Transactions
Implied Value				
Discounted Cash Flow				
WACC	17.8% - 20.8%			
Perpetual Growth Rate	2.0% - 4.0%	$ 381,756 - $ 434,968		
Selected Companies				
2012 P EBITDA	4.5x - 5.5x		$ 442,458 - $ 540,782	
2013 P EBITDA	4.0x - 5.0x		$ 325,095 - $ 406,369	
2014 P EBITDA	4.0x - 5.0x		$ 331,729 - $ 414,661	
Selected Transactions				
2012 P EBITDA	4.0x - 5.0x			$ 393,296 - $ 491,620
Implied Enterprise Value Reference Range (Rounded)		**$ 381,800 - $ 435,000**	**$ 366,400 - $ 453,900**	**$ 393,300 - $ 491,600**
Implied Equity Value Reference Range (Rounded)		**$ 315,200 - $ 368,400**	**$ 299,800 - $ 387,300**	**$ 326,700 - $ 425,000**
Implied Equity Value Reference Range, per share (Rounded)		**$ 9.80 - $ 11.50**	**$ 9.30 - $ 12.00**	**$ 10.20 - $ 13.20**
Illustrative Implied Multiples				
LTM Revenue	$ 447,208	0.85x - 0.97x	0.82x - 1.01x	0.88x - 1.10x
2012 P Revenue	$ 454,903	0.84x - 0.96x	0.81x - 1.00x	0.86x - 1.08x
2013 P Revenue	$ 481,383	0.79x - 0.90x	0.76x - 0.94x	0.82x - 1.02x
2014 P Revenue	$ 507,974	0.75x - 0.86x	0.72x - 0.89x	0.77x - 0.97x
LTM EBITDA	$ 106,841	3.6x - 4.1x	3.4x - 4.2x	3.7x - 4.6x
2012 P EBITDA	$ 98,324	3.9x - 4.4x	3.7x - 4.6x	4.0x - 5.0x
2013 P EBITDA	$ 81,274	4.7x - 5.4x	4.5x - 5.6x	4.8x - 6.0x
2014 P EBITDA	$ 82,932	4.6x - 5.2x	4.4x - 5.5x	4.7x - 5.9x

Assumes $66,555 net debt as of September 30, 2012, including $170,424 total debt (excluding receivable backed notes payable), and $103,869 cash (including assumed proceeds from ITM options).

Assumes 32,163 shares and ITM options outstanding, including 814 ITM vested and unvested options and restricted stock awards assumed to be ITM at $10.00 with a mean exercise price of $4.46.

Please reference details of each analysis for assumptions and sources of information.

Cassel Salpeter & Co. Confidential 11

FINANCIAL ANALYSIS SUMMARY Project Black Olive

Implied Equity Value Per Share Reference Range

($ and shares in thousands, except per share)

Discounted Cash Flow Selected Companies Selected Transactions

 $14.00

 $12.00

Merger Consideration $10.00 $10.00

 $8.00 $6.00 $4.00 $2.00

 $-$9.80 - $11.50 $9.30 - $12.00 $10.20 - $13.20

WACC 17.8% - 20.8% 2012 P EBITDA 4.5x - 5.5x 2012 P EBITDA 4.0x - 5.0x Perpetual Growth Rate 2.0% - 4.0% 2013 P EBITDA 4.0x - 5.0x 2014 P EBITDA 4.0x - 5.0x

Assumes $66,555 net debt as of September 30, 2012, including $170,424 total debt (excluding receivable backed notes payable), and $103,869 cash (including assumed proceeds from ITM options).

Assumes 32,163 shares and ITM options outstanding, including 814 ITM vested and unvested options and restricted stock awards assumed to be ITM at $10.00 with a mean exercise price of $4.46.

Please reference details of each analysis for assumptions and sources of information.

Project Black Olive I EXECUTIVE SUMMARY II ANALYSIS III APPENDIX 13

DISCOUNTED CASH FLOW ANALYSIS Project Black Olive

 Reference Range

($ and shares in thousands, except per share)

Equity Value (1) Equity Value per Share (2) Terminal Value Methodology Selected Range Enterprise Value

Implied Value

Perpetual Growth 2.0% - 4.0% $ 381,756 - $ 434,968 $ 315,201 - $ 368,413 $ 9.80 - $ 11.45

Implied Reference Range (Rounded) $381,800 - $435,000 $315,200 - $368,400 $ 9.80 - $ 11.50

Illustrative Implied Multiples

LTM Revenue 0.85x - 0.97x 2012 P Revenue 0.84x - 0.96x 2013 P Revenue 0.79x - 0.90x 2014 P Revenue 0.75x - 0.86x LTM EBITDA 3.6x - 4.1x 2012 P EBTIDA 3.9x - 4.4x 2013 P EBITDA 4.7x - 5.4x 2014 P EBITDA 4.6x - 5.2x

(1) Assumes $66,555 net debt as of September 30, 2012, including cash from ITM options, but excluding receivable backed note payable. (2) Assumes 32,163 shares and ITM options outstanding, including 814 ITM vested and unvested options and restricted stock awards assumed to be ITM at $10.00 with a mean excerise price of $4.46.

DISCOUNTED CASH FLOW ANALYSIS

Project Black Olive

Free Cash Flows & Analysis

($ in thousands)

Dec 31,	2013 P	2014 P	2015 P	2016 P	Terminal Period	CAGR '13 P - '16 P
Operating Cash Flows:						
Net cash flow from Resorts Ops. (incl. Fee For Service)	$ 63,260	$ 73,453	$ 82,787	$ 90,549	$ 90,549	
Resorts A&D Spending	(35,007)	(33,326)	(85,621)	(70,603)	(70,603)	
Mortgage Receivables Financing	82,916	84,564	89,319	93,457	93,457	
Principal & Interest Received on Unencumbered Receivables	18,281	19,076	20,810	34,401	34,401	
Servicing Fee Income	6,185	5,127	4,340	3,367	3,367	
Retained Interest	34,015	27,234	24,918	23,322	23,322	
Upgrades, Defaults and Resales, net of Remarketing Fees	(17,319)	(11,104)	(6,443)	(3,104)	(3,104)	
Corporate Overhead	(53,670)	(58,250)	(61,166)	(64,682)	(64,682)	
Other	997	3,536	4,999	6,423	6,423	
Adjustment for P&L update	(10,000)	(3,000)	4,000	10,000	10,000	
Pre-Tax Operating Cash Flow	89,659	107,311	77,942	123,131	123,131	11.1%
Income Tax and other	(1,815)	(8,431)	(29,470)	(54,731)	(48,637)	
Operating Cash Flow	87,844	98,880	48,473	68,400	74,494	-8.0%
Investing Cash Flows:						
Resorts Fixed Asset Expenditures	(7,500)	(5,000)	(5,000)	(5,000)	(5,000)	
Corporate Fixed Asset Expenditures	(4,000)	(4,000)	(4,000)	(4,000)	(4,000)	
BCJV Distribution	-	-	-	(11,760)	-	
	(11,500)	(9,000)	(9,000)	(20,760)	(9,000)	21.7%
Unlevered Free Cash Flows	$ 76,344	$ 89,880	$ 39,473	$ 47,640	$ 65,494	-14.5%
Capitalization Rate[1]					16.3%	
Terminal Value					$ 401,805	
Present Value @ 19.3%	$ 69,897	$ 68,977	$ 25,392	$ 25,688	$ 216,658	
Implied Value					$ 406,611	

Scenarios

	Terminal Growth Rate		
	2.0%	3.0%	4.0%
17.8%	$ 407,075	$ 420,166	$ 434,968
18.6%	$ 400,496	$ 413,300	$ 427,776
19.3%	$ 394,087	$ 406,611	$ 420,772
20.1%	$ 387,842	$ 400,094	$ 413,948
20.8%	$ 381,756	$ 393,744	$ 407,299

(1) Based on a 19.3% cost of equity and 3.0% perpetual growth rate.

Sources of information: BlueGreen financials, projections and management.

Cassel Salpeter & Co.
Confidential 15

SELECTED COMPANIES ANALYSIS Project Black Olive

 Reference Range

($ in thousands, except per share)

Statistic Selected Multiple Range Enterprise Value Equity Value (1) Equity Value per Share (2)

Implied Value

2012 P EBITDA $ 98,324 4.5x - 5.5x $ 442,458 - $ 540,782 $375,903 - $474,226 $ 11.69 - $ 14.74 2013 P EBITDA $ 81,274 4.0x - 5.0x $ 325,095 - $ 406,369 $258,540 - $339,814 $ 8.04 - $ 10.57 2014 P EBITDA $ 82,932 4.0x - 5.0x $ 331,729 - $ 414,661 $265,173 - $ 348,106 $ 8.24 - $ 10.82

Implied Reference Range (Rounded) $366,400 - $ 453,900 $299,900 - $ 387,400 $ 9.30 - $ 12.00

Illustrative Implied Multiples

LTM Revenue 0.82x - 1.01x 2012 P Revenue 0.81x - 1.00x 2013 P Revenue 0.76x - 0.94x 2014 P Revenue 0.72x - 0.89x LTM EBITDA 3.4x - 4.2x 2012 P EBITDA 3.7x - 4.6x 2013 P EBITDA 4.5x - 5.6x 2014 P EBITDA 4.4x - 5.5x

(1) Assumes $66,555 net debt as of September 30, 2012, including cash from ITM options, but excluding receivable backed notes payables.

(2) Assumes 32,163 shares and ITM options outstanding, including 814 ITM vested and unvested options and restricted stock awards assumed to be ITM at $10.00 with a mean excerise price of $4.46.

SELECTED COMPANIES ANALYSIS Project Black Olive

Implied Valuation Multiples (as of Nov 13, 2012)

 10.0x 10.0x

EV / LTM EBITDA EV / 2012 E EBITDA

Mean 8.7x 9.0x Median 8.7x 9.0x 9.4x 9.4x 8.9x 8.9x Median 8.7x 8.6x Mean 8.6x 8.0x 8.6x 8.0x 8.1x 7.0x 7.6x 7.0x

 6.0x 6.0x

 5.0x 5.0x

 4.0x 4.0x

 3.0x 3.0x

3.0x 2.8x 2.0x 2.0x

 1.0x 1.0x

 - -

HOT WYN VAC IILG BXG HOT WYN VAC IILG BXG

 10.0x

EV / 2013 E EBITDA

 9.0x 9.5x Median 8.1x

 8.0x

8.3x

7.9x Mean 8.2x HOT Starwood Hotels & Rsts Worldwide

 7.0x

7.1x WYN Wyndham Worldwide Corporation 6.0x VAC Marriott Vacations Worldwide Corp.

IILG Interval Leisure Group, Inc.

 5.0x

 4.0x 3.7x 3.0x

 2.0x 1.0x

 -

HOT WYN IILG VAC BXG

May exclude special items, such as extraordinary and non-recurring expenses.

Market value equals price per share times number of shares outstanding. Enterprise value equals market value plus debt, preferred stock, and minority interests, less cash. No selected company is identical or directly comparable to the Company.

Sources of information: SEC Edgar Filings, Capital IQ, various securities analysts’ estimates & reports and BlueGreen management for Company estimates.

Project Black Olive

SELECTED COMPANIES ANALYSIS

Implied Valuation Multiples

($ in thousands, except per share)

		13-Nov-12	% Below/Above	Values [2]		EV as a Multiple of							
		Stock Price	52-week	Market	Enterprise	Revenue		Est.		EBITDA		Est.	
Company [1]	Ticker	SP	High-Low	MV	EV	LTM	2012	2013	2014	LTM	2012	2013	2014
Starwood Hotels & Rsts Worldwide	HOT	$ 51.88	14.5% - 17.2%	$ 10,167,298	$ 11,175,298	1.77x	1.79x	1.83x	1.74x	9.4x	9.4x	9.5x	8.8x
Wyndham Worldwide Corporation	WYN	$ 51.05	7.2% - 36.9%	7,160,630	9,460,630	2.13	2.10	1.95	1.86	8.9	8.9	8.3	7.8
Marriott Vacations Worldwide Corp.	VAC	$ 38.71	3.9% - 58.9%	1,336,192	1,167,192	0.91	0.71	0.68	0.65	8.6	8.6	7.1	6.6
Interval Leisure Group, Inc.	IILG	$ 18.01	11.7% - 32.6%	1,023,977	1,182,445	2.56	2.51	2.44	2.36	7.6	8.1	7.9	7.4
			High	*$ 10,167,298*	*$ 11,175,298*	*2.56x*	*2.51x*	*2.44x*	*2.36x*	*9.4x*	*9.4x*	*9.5x*	*8.8x*
			Mean	*4,922,024*	*5,746,391*	*1.84*	*1.78*	*1.72*	*1.65*	*8.6*	*8.7*	*8.2*	*7.6*
			Median	*4,248,411*	*5,321,537*	*1.95*	*1.94*	*1.89*	*1.80*	*8.7*	*8.7*	*8.1*	*7.6*
			Low	*1,023,977*	*1,167,192*	*0.91*	*0.71*	*0.68*	*0.65*	*7.6*	*8.1*	*7.1*	*6.6*
Bluegreen Corp.	BXG	$ 5.87	8.1% - 57.4%	$ 185,222	$ 299,543	0.68x	0.66x	0.62x	0.59x	2.8x	3.0x	3.7x	3.6x

(1) May exclude special items, such as extraordinary and non-recurring expenses.
(2) Market value equals price per share times number of shares outstanding. Enterprise value equals market value plus debt, preferred stock, and minority interests, less cash.
No selected company is identical or directly comparable to the Company.

Sources of information: SEC Edgar Filings, Capital IQ, various securities analysts' estimates & reports and BlueGreen management for Company estimates.

Cassel Salpeter & Co.
Confidential 18

SELECTED TRANSACTIONS ANALYSIS Project Black Olive

Reference Range

($ in thousands, except per share)

Equity Value (1) Equity Value per Share (2) Statistic Selected Multiple Range Enterprise Value

Implied Value

2012 P EBITDA $ 98,324 4.0x - 5.0x $393,296 - $ 491,620 $326,741 - $ 425,064 $ 10.16 - $ 13.22

Implied Reference Range (Rounded) $393,300 - $491,600 $326,700 - $425,100 $ 10.20 - $ 13.20

Illustrative Implied Multiples

LTM Revenue 0.88x - 1.10x 2012 P Revenue 0.86x - 1.08x 2013 P Revenue 0.82x - 1.02x 2014 P Revenue 0.77x - 0.97x LTM EBITDA 3.7x - 4.6x 2012 P EBITDA 4.0x - 5.0x 2013 P EBITDA 4.8x - 6.0x 2014 P EBITDA 4.7x - 5.9x

(1) Assumes $66,555 net debt as of September 30, 2012, including cash from ITM options, but excluding receivable backed notes payables.

(2) Assumes 32,163 shares and ITM vested and unvested options outstanding, including 814 ITM options and restricted stock awards assumed to be ITM at $10.00 with a mean excerise price of $4.46.

SELECTED TRANSACTIONS ANALYSIS Project Black Olive

Implied Valuation Multiples

3.00x

EV / TTM Revenue

2.81x

2.50x

2.00x

Mean 1.50x

1.50x

1.00x

1.00x Median 1.00x

0.50x 0.68x

0.00x

 Silverleaf Resorts Inc. / Cerberus Capital Mgmt Bluegreen Corporation / Woodbridge Holdings Hilton Worldwide, Inc. / The Blackstone Group

16.0x EV / TTM EBITDA

14.0x

14.5x

12.0x

10.0x Mean 9.1x

8.0x

6.0x Median 6.8x 6.8x 6.1x

4.0x

2.0x

0.0x

 Silverleaf Resorts Inc. / Cerberus Capital Mgmt Bluegreen Corporation / Woodbridge Holdings Hilton Worldwide, Inc. / The Blackstone Group

Enterprise value equals total price paid (common equity value assuming 100% interest acquired) plus total debt, preferred stock, and minority interests, less cash. No selected transaction is identical or directly comparable to the Company.

Sources of information: SEC Edgar Filings, Press Releases and Capital IQ.

SELECTED TRANSACTIONS ANALYSIS

Project Black Olive

Transactions Overview

($ in millions)

Date Ancd/Closed	Target / Acquiror	Target Description	Notes	TTM Revenue	TTM EBITDA	EBITDA Margin	Total Price Paid TPP [1]	Enterprise Value EV [2]	EV Multiple of Revenue	EV Multiple of EBITDA
3-Feb-11 16-May-11	Silverleaf Resorts Inc. Cerberus Capital Mgmt	Silverleaf engages in selling vacation intervals in the US. The company develops and acquires timeshare resorts.	Debt adjusted to exclude receivable backed debt (RBD) of $340.9m. EBITDA is adjusted to include interest exp on RBD.	$ 226.01	$ 22.85	10.1%	$ 95.34	$ 154.73	0.68x	6.8x
16-Nov-09 16-Nov-09	Bluegreen Corporation (NYSE: BXG) Woodbridge Holdings	Bluegreen sells and manages vacation ownership interests (VOIs) in resorts in the US and Aruba.	Acquired 22.75% from Central Florida Investments for $23m. Numbers represent FY09 numbers and include BG Communities.	365.96	59.45	16.2%	101.41	364.51	1.00	6.1
3-Jul-07 24-Oct-07	Hilton Worldwide, Inc. The Blackstone Group	Hilton Worldwide operates 3750 hotels and timeshare properties	Timeshare segment of 2006 Revenue was $650 out of $8,162, or roughly 8%. Details on RBD was unavailable.	8,665.00	1,676.00	19.3%	18,970.00	24,317.00	2.81	14.5
			High	*$ 8,665.00*	*$ 1,676.00*	*19.3%*	*$ 18,970.00*	*$ 24,317.00*	*2.81x*	*14.5x*
			Mean	*3,085.66*	*586.10*	*15.2%*	*6,388.92*	*8,278.75*	*1.50*	*9.1*
			Median	*365.96*	*59.45*	*16.2%*	*101.41*	*364.51*	*1.00*	*6.8*
			Low	*226.01*	*22.85*	*10.1%*	*95.34*	*154.73*	*0.68*	*6.1*

(1) Total price paid equals common equity value assuming 100% interest acquired.
(2) Enterprise value equals total price paid plus total debt, preferred stock, and minority interests, less cash.
(3) No selected transaction is identical or directly comparable to the Company.

Sources of information: SEC Edgar Filings, Press Releases and Capital IQ.

Cassel Salpeter & Co. Confidential 21

Project Black Olive I EXECUTIVE SUMMARY II ANALYSIS III APPENDIX 22

APPENDIX – FINANCIAL OVERVIEW

Project Black Olive

Normalized Comparative Summary Income Statements

($ in thousands, except per share)

Dec 31,	2009	2010	2011	9 ME Sep 30, 2011	9 ME Sep 30, 2012	LTM Sep 30, 2012	2012 P	2013 P	2014 P	2015 P	2016 P
Gross Sales of VOIs	$ 230,796	$ 217,872	$ 193,509	$ 149,116	$ 172,987	$ 217,380	$ 229,569	$ 234,887	$ 220,495	$ 242,536	$ 259,742
Estimated Uncollectible VOI Notes Receivable	(31,205)	(24,441)	(16,337)	(12,175)	(16,658)	(20,820)	(27,230)	(26,231)	(23,949)	(26,343)	(28,211)
Sales of VOIs	199,591	193,431	177,172	136,941	156,329	196,560	202,339	208,656	196,546	216,194	231,531
Fee-Based Sales Commission Revenue	20,057	52,966	73,673	52,532	66,279	87,420	91,024	112,637	129,533	148,963	171,307
Other Fee-Based Services Revenue	57,014	67,036	70,985	53,325	57,091	74,751	74,545	80,470	104,059	113,201	119,109
Interest Income	69,337	106,463	94,653	71,986	65,051	87,718	86,235	79,620	77,836	76,049	76,573
Other Income	-	-	-	-	759	759	759	-	-	-	-
Total Revenue	**345,999**	**419,896**	**416,483**	**314,784**	**345,509**	**447,208**	**454,903**	**481,383**	**507,974**	**554,406**	**598,521**
Operating Expenses											
Cost of VOIs Sold	66,589	44,962	43,674	34,359	32,346	41,661	44,821	49,899	52,900	60,350	64,631
Cost of Other Resort Fee-Based Services	39,677	44,040	52,094	38,149	35,353	49,298	52,386	57,767	75,747	81,752	84,671
Selling, General & Administrative Expenses	172,165	199,497	199,237	149,448	178,845	228,634	240,555	274,810	277,111	302,811	331,825
Interest Expense	32,198	61,545	53,908	41,746	33,074	45,236	44,986	41,679	45,070	45,233	41,779
Other Expense, net	1,810	2,839	1,095	910	-	185	-	-	-	-	-
Total Operating Expenses	312,439	352,883	350,008	264,612	279,618	365,014	382,748	424,155	450,827	490,147	522,905
Normalized Income before Taxes & NCI	33,560	67,013	66,475	50,172	65,891	82,194	72,155	57,228	57,147	64,260	75,615
Provision for Income Taxes	6,024	2,739	20,655	14,650	21,960	27,965	24,407	18,500	18,858	21,696	25,895
Normalized Net Income	27,536	64,274	45,820	35,522	43,931	54,229	47,748	38,728	38,289	42,563	49,720
Non-Controlling Interest ("NCI")	(7,472)	(8,094)	(7,685)	(5,261)	(7,519)	(9,943)	(9,573)	(9,793)	(8,793)	(8,629)	(9,217)
Normalized Net Income Attributable to BXG	$ 20,064	$ 56,180	$ 38,135	$ 30,261	$ 36,412	$ 44,286	$ 38,175	$ 28,935	$ 29,496	$ 33,935	$ 40,503
Normalized Income before Taxes & NCI	$ 33,560	$ 67,013	$ 66,475	$ 50,172	$ 65,891	$ 82,194	$ 72,155	$ 57,228	$ 57,147	$ 64,260	$ 75,615
plus Stock Based Compensation	$ 4,406	$ 2,574	$ 2,605	$ 2,407	$ 1,802	$ 2,000	$ 5,000	$ 5,000	$ 5,000	$ 6,000	$ 6,000
Non-Operating Interest Expense, Net	$ 17,657	$ 17,429	$ 14,223	$ 11,290	$ 7,301	$ 10,234	$ 13,857	$ 10,170	$ 11,528	$ 12,731	$ 8,841
Depreciation & Amortization	$ 15,579	$ 14,910	$ 13,166	$ 10,438	$ 9,685	$ 12,413	$ 7,312	$ 8,876	$ 9,257	$ 9,656	$ 10,032
Normalized EBITDA	**$ 71,202**	**$ 101,926**	**$ 96,469**	**$ 74,307**	**$ 84,679**	**$ 106,841**	**$ 98,324**	**$ 81,274**	**$ 82,932**	**$ 92,647**	**$ 100,488**
less Capital Expenditures, net	$ 7,521	$ 3,702	$ 4,009	$ 2,865	$ 4,301	$ 5,445	$ 11,130	$ 11,500	$ 9,000	$ 9,000	$ 9,000
Normalized EBITDA - CAPEX	**$ 63,681**	**$ 98,224**	**$ 92,460**	**$ 71,442**	**$ 80,378**	**$ 101,396**	**$ 87,194**	**$ 69,774**	**$ 73,932**	**$ 83,647**	**$ 91,488**
Normalized Basic EPS Attributable to BXG	$ 0.65	$ 1.80	$ 1.22	$ 0.97	$ 1.16						
Reported Basic EPS Attributable to BXG	$ (0.11)	$ (1.41)	$ (0.55)	$ (0.55)	$ 0.98						
Weighted Average Shares Outstanding (thous.)	31,088	31,165	31,220	31,211	31,288						
Normalized Diluted EPS Attributable to BXG	$ 0.65	$ 1.79	$ 1.19	$ 0.94	$ 1.15						
Reported Diluted EPS Attributable to BXG	$ (0.11)	$ (1.40)	$ (0.54)	$ (0.53)	$ 0.97						
Weighted Average Shares Outstanding (thous.)	31,100	31,469	32,110	32,156	31,554						
Reported Net Income (Loss)	$ (3,572)	$ (43,966)	$ (17,253)	$ (17,118)	$ 30,570	$ 30,435					
Add Back:											
Discontinued Operations, net of Taxes	23,636	46,370	45,565	40,389	2,043	7,219					
Pre 2008 Non-Cash Loan Loss Provisions	-	53,776	9,823	6,990	3,799	6,632					
Normalized Net Income Attributable to BXG	$ 20,064	$ 56,180	$ 38,135	$ 30,261	$ 36,412	$ 44,286					

Sources of information: Bluegreen financial statements, projections and management.

Cassel Salpeter & Co.

Confidential 23

Project Black Olive

APPENDIX – FINANCIAL OVERVIEW

Comparative Summary Balance Sheets

($ in thousands, except per share)

Dec 31,	2010	2011	Sep 30, 2012
Assets			
Unrestricted Cash & Equivalents	$ 72,085	$ 80,931	$ 100,236
Restricted Cash	53,922	51,125	60,148
Notes Receivable	568,985	512,517	489,440
Prepaid Expenses	4,882	4,120	8,563
Other Assets	56,790	47,100	52,901
Inventory	337,684	302,843	280,569
Property & Equipment, net	73,815	70,112	69,157
Assets Held for Sale	87,769	28,625	-
	$ 1,255,932	$ 1,097,373	$ 1,061,014
Liabilities & Shareholders' Equity			
Liabilities			
Accounts Payable	$ 8,243	$ 8,834	$ 10,908
Accrued Liabilities & Other	60,518	62,878	73,811
Deferred Income	17,550	24,549	30,304
Deferred Income Taxes	25,605	15,776	35,546
Receivable Backed Notes Payable	571,931	479,330	438,448
Lines of Credit and Notes Payable	142,120	86,817	20,396
Junior Subordinated Debentures	110,827	110,827	110,827
	936,794	789,011	720,240
Shareholders' Equity			
Preferred Stock	-	-	-
Common Stock	314	313	313
Additional Paid in Capital	189,580	191,999	193,672
Retained Earnings	94,271	77,018	107,588
Total BXG Shareholders' Equity	284,165	269,330	301,573
Non Controlling Interest	34,973	39,032	39,201
Total Shareholders' Equity	319,138	308,362	340,774
	$ 1,255,932	$ 1,097,373	$ 1,061,014
Receivable Backed Notes Payable ("RBNP")	$ 571,931	$ 479,330	$ 438,448
Other Interest Bearing Debt	$ 252,947	$ 197,644	$ 131,223
Non-Controlling Interest	$ 34,973	$ 39,032	$ 39,201
Net Debt (Excl. RBNP and ITM Options)	$ 215,835	$ 155,745	$ 70,188
Shares Outstanding (thousands)	31,327	31,288	31,349
BXG Shareholders' Book Value per Share	$ 9.07	$ 8.61	$ 9.62

Sources of information: Bluegreen financial statements and management.

Cassel Salpeter & Co. Confidential 24

APPENDIX – FINANCIAL OVERVIEW Project Black Olive

Net Debt and Shares Review as of September 30, 2012

($ and securities in thousands)

Net Debt (1)

Lines of Credit and Notes Payable $ 20,396 Junior Subordinated Debentures 110,827

Total Corporate Debt $ 131,223

Plus: Non-Controlling Interests 39,201

 170,424

Less: Cash & Equivalents 100,236 Cash from ITM Options (2) 3,633

 103,869

Net Debt $ 66,555

Fully Diluted Shares Outstanding

Shares Outstanding 31,349 ITM Options & Restricted Stock Awards (2) 814

Shares Outstanding including ITM Options & Restricted Stock Awards 32,163

(1) Excludes Receivable Backed Notes Payable.

(2) Includes 814 vested & unvested options & restricted stock awards assumed to be ITM at $10.00 with mean exercise price of $4.46.

Sources of information: Bluegreen financial statements and management.

Project Black Olive

APPENDIX – DISCOUNTED CASH FLOW ANALYSIS

DCF Analysis - Cost of Capital and Net Debt

($ in thousands)

Weighted Average Cost of Capital (WACC)

	Assumed % of Total Capital [1]	Nominal Rate	Effective Tax Rate [2]	Cost of Capital	WACC
Debt [3]	25.0%	5.5%	39.5%	3.3%	0.83%
Equity	75.0%	24.6%		24.6%	18.44%
	100.0%				19.27%

WACC (Rounded)	19.3%
Less: Assumed Long-Term Growth [4]	3.0%
Debt Free Net Cash Flow Capitalization Rate	16.3%

Net Debt

Type of Debt	Nominal Rate	as of 30-Sep-12	% of Debt	Effective Cost of Debt
Line of Credit & Notes Payable	6.91%	$ 20,396	15.54%	1.07%
Junior Subordinated Debentures	5.16%	110,827	84.46%	4.36%
		131,223	100.00%	5.44%
Plus: Non Controlling Interest		39,201		
Less: Cash and Equivalents		100,236		
Cash from ITM Options		3,633		
		$ 66,555		

Baa Moody Rated Corporates Avg. Bond Yield	4.59%
Selected Cost of Debt	5.5%

Cost of Equity

Riskless [5]	20-year U.S. Treasury Securities Yield (Rf)		2.47%
Risk	Equity Risk Premium (EP) [6]	6.14%	
	Levered Beta	2.12	
	Systematic Risk Premium		13.02%
	Size Premium (SP) [6]		6.10%
Company Specific [7]	Projection Risk		3.00%
			24.59%

Levered Beta

Selected Unlevered Beta [8]	1.76
Effective Tax Rate	39.5%
Debt/Total Capital	25.0%
Levered Beta	2.12

Capital Structure and Industry Risk Premium

	Ind. Debt/Total Capital [1]	Industry Unlevered Beta
Selected Companies Mean	23.7%	1.74
Selected Companies Median	29.7%	1.76
Selected	25.0%	1.76

(1) Target capital structure based upon current median for the selected companies.
(2) Effective tax rate based on discussions with management.
(3) Interest rate based on the BlueGreen's weighted cost of debt. Consideration was also given to the Baa Moody Rated Corporates Avg. Bond Yield as of October 25, 2012.
(4) Long-term growth rate based on the expected long term real GDP growth rate indicated by the June 7, 2012 Federal Reserve Livingston Survey and discussions with management.
(5) Risk-free rate based on 20-year U.S. Treasury Securities market yield on November 5, 2012.
(6) Sourced from the Ibbotson SBBI 2012 Valuation Yearbook.
(7) Company risk premium based upon company specific characteristics including customer default risks and ablility to grow fee based business.
(8) Based on the unlevered betas calculated for the selected companies.

Sources of information: BlueGreen financials, projections & management, Ibbotson 2012 SBBI, Capital IQ and Federal Reserve Board.

Cassel Salpeter & Co. Confidential 26

APPENDIX – UNLEVERED BETA Project Black Olive

Unlevered Beta Calculation

5-year Mean (Nov 12, 2007 - Nov 12, 2012)

Debt to

Adjusted Beta (1) Debt to Total Effective Company Ticker Equity Capital Tax Rate Levered Unlevered

Starwood Hotels & Resorts Worldwide Inc. HOT 37.2% 27.1% 17.8% 2.11 1.62 Wyndham Worldwide Corporation WYN 47.9% 32.4% 36.1% 2.50 1.91 Marriott Vacations Worldwide Corp. (2) VAC 2.4% 2.4% 30.9% 2.07 2.03 Interval Leisure Group, Inc. IILG 49.0% 32.9% 38.8% 1.83 1.41

High 49.0% 32.9% 38.8% 2.50 2.03 Mean 34.1% 23.7% 30.9% 2.13 1.74 Median 42.5% 29.7% 33.5% 2.09 1.76 Low 2.4% 2.4% 17.8% 1.83 1.41

Bluegreen Corp. BXG 217.9% 68.5% 33.7% 2.27 0.93

(1) Beta utilizes monthly price data.

(2) Utilizing a normalized tax rate as the actual effective tax rate was not meaningful due to the effective tax rate being unusually low or high.

Set the normalized rate equal to the mean tax rate for HOT, WYN, and IILG.BXG,

Sources of information: Capital IQ.

APPENDIX – SELECTED COMPANIES ANALYSIS Project Black Olive

Relative Rankings (as of Nov 13, 2012)

($ in thousands)

Size Size Size Leverage Efficiency

1 2 4 56 53

LTM Revenue LTM EBITDA LTM Net Income Debt & PS to TIC Capex to Revenue

HOT $ 6,319,000 HOT $ 1,183,179 HOT $ 641,000 BXG 39.3% WYN 4.8% BXG Bluegreen Corp.

WYN 4,441,000 WYN 1,067,000 WYN 509,000 WYN 26.1% IILG 2.9% HOT Starwood Hotels & Rsts Worldwide Mean 3,126,287 Mean 635,521 Mean 310,062 IILG 22.1% HOT 2.6% WYN Wyndham Worldwide Corporation VAC 1,283,000 IILG 155,905 IILG 52,248 Mean 16.3% Mean 2.4% VAC Marriott Vacations Worldwide Corp. IILG 462,146 VAC 136,000 BXG 46,827 HOT 14.0% BXG 1.2% IILG Interval Leisure Group, Inc.

BXG 437,853 BXG 107,206 VAC 38,000 VAC 3.1% VAC -0.5%

Growth Growth Growth Growth Growth

35 36 37 40 41

2012 E Revenue Growth 2013 E Revenue Growth 2014 E Revenue Growth 2012 E EBITDA Growth 2013 E EBITDA Growth

VAC 27.4% WYN 7.4% BXG 5.5% HOT 19.9% VAC 19.9% Mean 13.6% BXG 5.8% HOT 5.1% Mean 2.1% WYN 7.9% HOT 11.1% VAC 5.4% WYN 4.7% BXG 0.8% Mean 7.3% IILG 9.7% Mean 3.5% Mean 4.4% WYN 0.5% IILG 2.0% BXG 9.2% IILG 3.2% VAC 4.2% IILG -3.7% HOT -0.7% WYN 6.1% HOT -2.0% IILG 3.3% VAC -8.5% BXG -17.3%

Growth Profitability Profitability Profitability Profitability

42 25 26 27 28

2014 E EBITDA Growth LTM EBITDA Margin 2012 E EBITDA Margin 2013 E EBITDA Margin 2014 E EBITDA Margin

VAC 8.8% IILG 33.7% IILG 31.2% IILG 30.8% IILG 31.8% Mean 7.3% BXG 24.5% WYN 23.4% WYN 23.5% WYN 23.9% HOT 7.1% WYN 24.0% BXG 21.6% Mean 20.8% Mean 21.3% IILG 6.7% Mean 21.8% Mean 20.5% HOT 19.3% HOT 19.7% WYN 6.5% HOT 18.7% HOT 19.0% BXG 16.9% BXG 16.3% BXG 2.0% VAC 10.6% VAC 8.3% VAC 9.5% VAC 9.9%

May exclude special items, such as extraordinary and non-recurring expenses.

Market value equals price per share times number of shares outstanding. Enterprise value equals market value plus debt, preferred stock, and minority interests, less cash. No selected company is identical or directly comparable to the Company.

Sources of information: SEC Edgar Filings, Capital IQ, various securities analysts’ estimates & reports and BlueGreen management for Company estimates.